Exhibit 5.1

August 24, 2016

SVB Financial Group
3003 Tasman Drive
Santa Clara, California 95054

Re:    Registration Statement on Form S-8 for the SVB Financial Group Deferred Compensation Plan
Ladies and Gentlemen:
We have acted as counsel to SVB Financial Group, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to an additional $30,000,000 in aggregate amount of deferred compensation obligations (the “Obligations”) of the Company pursuant to the SVB Financial Group Deferred Compensation Plan (the “DCP”).
We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the DCP and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.
Based on the foregoing, we are of the opinion that the $30,000,000 of Obligations to be issued by the Company pursuant to the DCP are binding obligations of the Company, and, when issued in accordance with the provisions of the DCP, will be legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP